Exhibit (a)(1)(F)

     LETTER TO PARTICIPANTS IN THE GREEN MOUNTAIN POWER CORPORATION EMPLOYEE
                     SAVINGS AND INVESTMENT PLAN AND TRUST

                                 RELATED TO THE
                      OFFER TO PURCHASE OUTSTANDING SHARES
                                       OF
                        GREEN MOUNTAIN POWER CORPORATION
                                   HELD IN THE
                        GREEN MOUNTAIN POWER CORPORATION
                 EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST
                                OCTOBER 18, 2002

TO: PARTICIPANTS IN THE GREEN MOUNTAIN POWER CORPORATION EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST:

      Enclosed for your consideration are (1) the Offer to Purchase by Green Mountain Power Corporation, dated October 18, 2002, and (2) the related Letter of Transmittal, in connection with the offer by Green Mountain Power to purchase up to 800,000 shares of its common stock, par value $3.33 1/3 per share, including the associated common stock purchase rights, at a price not greater than $21.00 nor less than $17.00 per share, net to the seller in cash, without interest, as specified by shareholders tendering their shares.

      These materials are being forwarded to you because the events they describe may affect your interest in the Green Mountain Power Corporation Employee Savings and Investment Plan and Trust (the "Plan").

      THIS LETTER AND THE ENCLOSED MATERIALS EXPLAIN THE TERMS AND CONDITIONS OF THE TENDER OFFER BY GREEN MOUNTAIN POWER FOR SHARES OF ITS COMMON STOCK. YOU SHOULD READ ALL OF THIS INFORMATION CAREFULLY.

      Your account in the Plan includes an investment in shares of Green Mountain Power common stock. Your account balance in the Plan represents an interest in a specific number of shares and, as a participant with an investment in the Plan, you have a right to direct the Plan trustee to tender Green Mountain Power shares allocated to your Plan account. The number of Green Mountain Power shares you may direct the trustee to tender and the price at which those Green Mountain Power shares will be tendered is discussed below.

      You may direct the trustee to tender all or a portion of Green Mountain Power shares allocated to your Plan account. You may direct the trustee to tender these shares by using the Instruction Form attached to this letter. Do not complete the enclosed Letter of Transmittal; it is furnished for your information only and cannot be used to tender shares allocated to your account. Only the trustee of the Plan can tender shares held in your Plan account as the record holder.

      UMB Bank, N.A., as the Plan's trustee, is the record holder of the Green Mountain Power shares in participants' accounts in the Plan. UMB Bank is located at 1010 Grand Blvd., Kansas City, MO 64141. Your instructions should be submitted to the trustee (by sending the Instruction Form to the trustee's tabulator, as described later in this document), and the trustee will tender or not tender the Green Mountain Power shares held in your Plan account in accordance with your instructions (subject to the exceptions noted in this document).

      NEITHER GREEN MOUNTAIN POWER NOR ITS BOARD OF DIRECTORS NOR THE INFORMATION AGENT NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER THE SHARES ALLOCATED TO YOUR PLAN ACCOUNT AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH THE SHARES ALLOCATED TO YOUR PLAN ACCOUNT SHOULD BE TENDERED.

      The enclosed Offer to Purchase, dated October 18, 2002, and the Letter of Transmittal contain important information about the terms and conditions of the tender offer by Green Mountain Power. However, we have also provided the following information about questions you may have related to your decision to tender or not tender the Green Mountain Power shares allocated to your Plan account.

What is the tender offer by Green Mountain Power?

      The tender offer is a process through which Green Mountain Power offers to purchase Green Mountain Power shares, and the owners of those Green Mountain Power shares can decide whether or not they want to tender their Green Mountain Power shares, and if so, at what price they would like to tender their Green Mountain Power shares within the price range Green Mountain Power has established.

Must I respond to the tender offer?

      If you do not wish to tender the Green Mountain Power shares in your Plan account, no response is necessary and you do not need to take any action.

How many Green Mountain Power shares can I direct the trustee to tender from my Plan account?

      You may tender all or a portion of the Green Mountain Power shares allocated to your Plan account.

      You may choose to instruct the trustee to tender a percentage of the Green Mountain Power shares held in your Plan account. You should indicate on the Instruction Form the percentage, in increments of 5%, of Green Mountain Power shares you wish to tender. The actual number of Green Mountain Power shares in your Plan account may change between the date that you instruct the trustee to tender shares from your Plan account and the date that the trustee actually tenders the shares into the offer. By choosing a percentage of Green Mountain Power shares that you wish to tender into the tender offer, the trustee will tender in whole shares up to that percentage of Green Mountain Power shares from your Plan account based upon the most recent information available to the trustee as of the date that the trustee submits the tendered shares in the offer. Thus, the number of shares actually tendered into the tender offer from your account will depend upon the number of Green Mountain Power shares allocated to your Plan account at the time the trustee actually submits the tender, not the date you submit your instructions to the trustee. Thus, the value of the Green Mountain Power shares allocated to your Plan account as of any date is determined based on the most recent daily valuation.

      You may receive current information about Green Mountain Power shares held in your Plan account by contacting JP Morgan/American Century at 1-800-345-2345.

Can I tender a portion of the Green Mountain shares allocated to my Plan account at one price and another portion at a different price?

      Yes. Simply submit one Instruction Form for each portion of Green Mountain Power shares you want to tender at each price. If you intend to tender portions of the Green Mountain Power shares held in your Plan account at different prices, do not check the box on the Instruction Form for revocation of previous instructions. If, as of the expiration date of the tender offer, you have submitted Instruction Forms providing for the tender of more Green Mountain Power shares than are allocated to your Plan account, the portion of the Green Mountain Power shares that you have elected to tender at the highest price will be reduced until your direction is to tender the number of Green Mountain Power shares held in your account. If necessary, the percentage Green Mountain Power shares which you have requested to be tendered at lower prices also will be reduced until the percentage of Green Mountain Power shares you have directed to be tendered equals the total allocated to your Plan account.

Should I use the Letter of Transmittal to tender the Green Mountain Power shares in my Plan account?

      No. The Letter of Transmittal is for your information only. You must fill out the enclosed Instruction Form to instruct the trustee to tender the Green Mountain Power shares in your Plan account. Only the trustee, as the record holder of the Green Mountain Power shares under the Plan, can use the Letter of Transmittal to tender Green Mountain Power shares once the trustee has received instructions from the Plan participants.

How may I choose the price at which I want to tender the Green Mountain Power Shares in my Plan account?

      The enclosed Instruction Form contains a price designation section. Check the box of the price at which you would like to have the trustee tender the Green Mountain Power shares allocated to your Plan account. You must either:

      (1) designate one of the listed prices, or

      (2) instruct the trustee to tender your Green Mountain Power shares at the price that is paid in the tender offer by checking the box labeled "Green Mountain Power Shares Tendered at Price Determined Under the Tender Offer."

      See the information in the Offer to Purchase and the Letter of Transmittal about how Green Mountain Power will select the price at which to purchase properly tendered shares once the offer period has expired.

If I select a price, will the trustee tender my Green Mountain Power shares at that price?

      Generally, the trustee will tender the Green Mountain Power shares you have designated in accordance with your instructions. However, the law requires that the Green Mountain Power shares allocated to your Plan account cannot be sold to Green Mountain Power at a price less than the closing price of Green Mountain Power shares, as reported on the New York Stock Exchange, on the expiration date of the offer.

      As a result, if the closing price for Green Mountain Power shares on the New York Stock Exchange on the expiration date for the offer is higher than the price you designate on the enclosed Instruction Form, the price you have designated will automatically be increased to the closing price on the expiration date, or, if the closing price is not an available option under this offer, to the next highest available price that is not less than the closing price on the expiration date. If the closing price for Green Mountain Power shares on the expiration date is higher than $21.00 per share, none of the Green Mountain Power shares allocated to your Plan account will be sold.

      Please note that the Retirement Board of Green Mountain Power, as a fiduciary to the Plan, has the authority to revoke your tender directions if it determines that the sale does not meet the standards of the Employee Retirement Income Security Act of 1974.

Who will determine the purchase price that is paid in the tender offer?

      Green Mountain Power will determine a single price that it will pay for each Green Mountain Power share properly tendered, taking into account the number of Green Mountain Power shares tendered and the prices specified by tendering shareholders. Green Mountain Power will select the lowest purchase price that will allow it to purchase up to 800,000 Green Mountain Power shares or, if a lesser number of Green Mountain Power shares are properly tendered, all Green Mountain Power shares that are properly tendered. Green Mountain Power will then purchase all of the Green Mountain Power shares tendered at prices equal to or below the purchase price selected, although Green Mountain Power may not purchase all of those shares if more than 800,000 Green Mountain Power shares are tendered in the offer.

      In other words, if you select a price (or, pursuant to the procedures described above, the market price or another price applies) that is greater than the price that is finally determined to be paid in the tender offer), none of your Green Mountain Power shares will be purchased. All Green Mountain Power shares acquired in the offer will be acquired at the same purchase price.

How do I direct the trustee to tender the Green Mountain Power shares allocated to my Plan account?

      If you wish to direct the trustee to tender Green Mountain Power shares allocated to your Plan account, please complete the attached Instruction Form and return it to the trustee's "tabulator" in the enclosed envelope. The tabulator's address is:

      Mellon Investor Services
      Attn: Reorganization Department
      P.O. Box 3301
      South Hackensack, NJ 07606

      THE INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE'S TABULATOR NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 19, 2002, (UNLESS THE OFFER IS EXTENDED) IN ORDER FOR YOUR INSTRUCTIONS TO BE FOLLOWED. If the Instruction Form is not properly completed or is not received by the 12:00 midnight, New York City time, Tuesday, November 19, 2002 deadline, none of your Green Mountain Power shares will be tendered and none will be purchased (unless the offer is extended).

      Please note that this deadline is FIVE BUSINESS DAYS BEFORE the current expiration date for the offer. It is necessary to submit your Instruction Form to the trustee's tabulator before the expiration date because the trustee must deliver the information to the Depositary for the offer by the expiration date.

      The only actions you are required to take to direct the trustee to tender Green Mountain Power shares allocated to your Plan account are

      (1) specify the percentage of Green Mountain Power shares that you wish the trustee to tender,

      (2) designate the price at which the trustee should tender the Green Mountain Power shares, and

      (3) return the enclosed Instruction Form so that it is received by Mellon Investor Services LLC no later than 12:00 midnight, New York City time, on Tuesday, November 19, 2002.

You do not need to complete any form other than the enclosed Instruction Form.

      After Tuesday, November 19, 2002, the expiration date for the offer unless the offer is extended, it will be determined whether all, part, or none of your tendered Green Mountain Power shares have been purchased by Green Mountain Power, pursuant to the procedures, including procedures for proration, described in the Offer to Purchase.

      See the information in the Offer to Purchase regarding when and how the expiration date for the offer period may change and when and how the offer may be extended by Green Mountain Power.

What if I hold Green Mountain Power shares outside of the Plan?

      If you hold Green Mountain Power shares outside of the Plan, you will receive, under separate cover, tender offer materials that can be used to tender those Green Mountain Power shares directly. The materials used for tendering Green Mountain Power shares outside of the Plan, including the letter of transmittal, may not be used to instruct the trustee to tender Green Mountain Power shares allocated to your Plan account.

What happens if more than 800,000 Green Mountain Power are tendered in the offer?

      If more than 800,000 Green Mountain Power shares are tendered, Green Mountain Power will

      (1) first, all shares properly tendered and not properly withdrawn by any "odd lot holder" (as defined in the Offer to Purchase) who:

            o tenders all shares owned (beneficially or of record) by the odd lot holder at a price equal to or below the purchase price (tenders of less than all the shares owned will not qualify for this preference); and

            o completes the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

      (2) second, after purchase of all the forgoing shares, all shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other shares tendered properly and unconditionally at prices at or below the purchase price and not withdrawn prior to the expiration date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in Section 1 of the Offer to Purchase; and

      (3) third, if necessary shares conditionally tendered, for which the condition was not satisfied, at or below the purchase price and not withdrawn prior to the expiration date, selected by random lot in accordance with Section 6 of the Offer to Purchase.

Can I take advantage of the "odd lot" priority?

      No. While fewer than 100 Green Mountain Power shares may have been allocated to your Plan account, the record holder of the Green Mountain Power shares, the trustee, has significantly more than 100 Green Mountain Power shares and, therefore, Green Mountain Power shares held in the Plan are not eligible to avoid proration by virtue of the "odd lot" priority.

Can I conditionally tender my shares?

      You may condition your tender on Green Mountain Power purchasing a minimum number of your tendered shares. In such case, if as a result of the preliminary proration provisions in the Offer to Purchase Green Mountain Power would purchase less than such minimum number of your shares, then Green Mountain Power will not purchase any of your shares, except as provided in the next sentence. In such case, if as a result of conditionally tendered shares not being purchased the total number of shares that would have been purchased is less than 800,000 shares, Green Mountain Power will select, by random lot, for purchase from shareholders who tender all their shares, conditionally tendered shares for which the condition, based on a preliminary proration, has not been satisfied. See Sections 1 and 6 of the Offer to Purchase.

What if I want to withdraw the instructions for my Green Mountain Power shares after I have already submitted my instruction form?

      Except as otherwise provided in the next paragraph and the terms of the tender offer, your designation is irrevocable.

      You may withdraw or change your instructions at any time on or prior to 5:00 P.M., New York City time, Tuesday, November 19, 2002 (or such later date as may apply in the case the tender offer is extended). To revoke or change your instruction to tender Green Mountain Power shares, you must contact the Green Mountain Power Human Resources Department at 163 Acorn Lane, Coldchester, VT 05446 (802-655-8446) and obtain a new Instruction Form. The new Instruction Form should be returned to the trustee's tabulator with your name, address and Social Security number and new tender instructions, if any. To change or revoke your previous instructions, you must check the box on your new instruction form to indicate that you are revoking prior instructions. Once the trustee's tabulator receives a new, completed and signed Instruction Form with the revocation box checked, all previous instructions will be deemed canceled and replaced with the new instructions.

Will my instructions be kept confidential?

      Yes. Your designation preferences and your instructions are strictly confidential and neither the trustee nor any of its agents will disclose to Green Mountain Power whether or not you tender the Green Mountain Power shares allocated to your Plan account in the tender offer.

What if I have questions about the tender offer?

      Contact Mellon Investor Services LLC, the Information Agent for the tender offer, at 1-800-858-0985 (toll free) with any questions about the terms and conditions of the tender offer or how to tender the Green Mountain Power shares allocated to your Plan account.

How will the proceeds of the tender of my Plan shares be invested?

      Any Green Mountain Power shares tendered by the trustee and accepted by Green Mountain Power will be exchanged for cash. The cash proceeds will remain in your Plan account and will be invested in accordance with your instructions for investment of new contributions on file with the Plan when the proceeds are received by the Plan. To the extent that your instructions would require the cash proceeds to be reinvested in Green Mountain Power shares, such amounts will instead be invested in the Money Market Fund. If you have not given investment instructions for new contributions, the cash proceeds will be invested in the Money Market Fund. In accordance with the Plan's investment transfer provisions, you will be able to transfer amounts from the Money Market Fund to the Plan's other investment funds. The first opportunity that you will have to transfer sale proceeds from the Money Market Fund to the Plan's other investment funds will be the date that the Plan trustee posts the payment for the tendered shares to your Plan accounts, which is expected to occur as soon as practicable following the expiration of the offer.

      IF YOU TENDER SHARES AND LATER ELECT TO TRANSFER FROM THE MONEY MARKET FUND TO THE GREEN MOUNTAIN POWER COMMON STOCK FUND, THE CASH WILL BE USED TO PURCHASE COMMON STOCK AT THE MARKET PRICE AT THE TIME OF TRANSFER. ACCORDINGLY, THE REINVESTMENT PURCHASE PRICE MAY BE HIGHER THAN THE SALE PRICE. THIS WOULD RESULT IN A DECREASE IN THE NUMBER OF SHARES CREDITED TO YOUR PLAN ACCOUNT. IT IS ALSO POSSIBLE THAT THE REINVESTMENT PRICE WILL BE LOWER THAN THE TENDER OFFER SALE PRICE, WHICH WOULD RESULT IN AN INCREASED NUMBER OF SHARES BEING CREDITED TO YOUR ACCOUNT. THERE CAN BE NO ASSURANCE OF THE REINVESTMENT PRICE, SINCE IT IS DEPENDENT ON MARKET CONDITIONS AT THE TIME. ALSO, FAVORABLE TAX TREATMENT UNDER THE PLAN MAY BE LOST AS A RESULT OF TENDERING SHARES FROM YOUR ACCOUNT. SEE "POTENTIAL TAX CONSEQUENCES OF TENDERING SHARES" BELOW.

What are the potential tax consequences of tendering shares?

      TENDERING AND SELLING SHARES FROM YOUR PLAN ACCOUNT NOW COULD RESULT IN THE LOSS OF A FAVORABLE TAX TREATMENT AVAILABLE WITH RESPECT TO ANY SHARES THAT SUBSEQUENTLY ARE DISTRIBUTED TO YOU FROM THE PLAN. Shares that you receive in a distribution from the Plan generally are eligible for favorable tax treatment. Specifically, depending upon the type of distribution, all or a portion of any "net unrealized appreciation" on the Green Mountain Power shares is not taxable to you until you sell the shares. If you tender and sell shares from your Plan account, any net unrealized appreciation in the shares that are sold will be lost. In addition, if the proceeds are transferred from the Money Market Fund to the Green Mountain Power Common Stock Fund, the cost of the shares in your account will be recalculated to reflect current market prices of the newly acquired shares. If your net unrealized appreciation is lost, the amount of tax that you owe immediately upon receipt of a Plan distribution may be greater than if you had not tendered and sold your shares in the offer.

                                                     |_|   THIS INSTRUCTION FORM
                                                               REVOKES ALL PRIOR
                                                              INSTRUCTION FORMS.

                                INSTRUCTION FORM
                                       FOR
                GREEN MOUNTAIN POWER CORPORATION EMPLOYEE SAVINGS
                          AND INVESTMENT PLAN AND TRUST

To Plan Participant:

      The undersigned acknowledges receipt of the accompanying letter and enclosed Offer to Purchase, dated October 18, 2002, and the related Letter of Transmittal in connection with the offer by Green Mountain Power, a Vermont corporation, to purchase up to 800,000 shares of its common stock, par value $3.33 1/3 per share, including the associated common stock purchase rights, at a price not greater than $21.00 nor less than $17.00 per share, net to the seller in cash without interest.

      This Instruction Form directs UMB Bank, as trustee and holder of record for the Plan, to tender the number of Green Mountain Power shares indicated below held by the trustee for the undersigned's Plan account pursuant to the tender offer.

Name: ____________________________________________________

Social Security Number: __________________________________

Address: _________________________________________________

Daytime Telephone Number with Area Code: _________________

                               TENDERING OF SHARES

      In order to instruct the trustee to tender Green Mountain Power shares allocated to your Plan account, you must TENDER OF PERCENTAGE OF SHARES ALLOCATED TO YOUR PLAN ACCOUNT BELOW.

      I wish to direct the trustee to tender a percentage of the Green Mountain Power shares allocated to my Plan account. The percentage of Green Mountain Power shares allocated to my Plan account that I direct the trustee to tender in the tender offer is set forth below. (Check the appropriate box.) IF MORE THAN ONE BOX IS CHECKED, THERE IS NO VALID INSTRUCTION AND THE GREEN MOUNTAIN POWER SHARES ALLOCATED TO YOUR PLAN ACCOUNT WILL NOT BE TENDERED.

--------------------------------------------------------------------------------

      |_|   0%           |_|  30%           |_|  60%           |_|   90%
      |_|   5%           |_|  35%           |_|  65%           |_|   95%
      |_|  10%           |_|  40%           |_|  70%           |_|  100%
      |_|  15%           |_|  45%           |_|  75%
      |_|  20%           |_|  50%           |_|  80%
      |_|  25%           |_|  55%           |_|  85%

--------------------------------------------------------------------------------

                                 TENDERING PRICE

      The price I direct the trustee to offer to sell the Green Mountain Power shares allocated to my Plan account to Green Mountain Power is set forth below.* (Check the appropriate box.) This action could result in none of the Green Mountain Power shares being purchased if the purchase price determined by Green Mountain Power for purchase of the Green Mountain Power shares in the tender offer is less than the price checked below or if the price checked below is increased by the trustee above the purchase price determined by Green Mountain Power. IF MORE THAN ONE BOX IS CHECKED THERE IS NO VALID INSTRUCTION AND THE GREEN MOUNTAIN POWER SHARES ALLOCATED TO YOUR PLAN ACCOUNT WILL NOT BE TENDERED.

--------------------------------------------------------------------------------
         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------
                               CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                       THERE IS NO PROPER TENDER OF SHARES

(Participants who desire to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered.)

--------------------------------------------------------------------------------

    |_| $17.00      |_| $17.625     |_| $18.25      |_| $18.875     |_| $19.50      |_| $20.125     |_| $20.75
    |_| $17.125     |_| $17.75      |_| $18.375     |_| $19.00      |_| $19.625     |_| $20.25      |_| $20.875
    |_| $17.25      |_| $17.875     |_| $18.50      |_| $19.125     |_| $19.75      |_| $20.375     |_| $21.00
    |_| $17.375     |_| $18.00      |_| $18.625     |_| $19.25      |_| $19.875     |_| $20.50
    |_| $17.50      |_| $18.125     |_| $18.75      |_| $19.375     |_| $20.00      |_| $20.625

--------------------------------------------------------------------------------
                                       OR

|_| By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Green Mountain Power in accordance with the terms of the offer. This action will maximize the chance of having Green Mountain Power purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $17.00.

----------
* As described in the letter delivered to you with this Instruction Form, the price you elect will be adjusted to equal the closing price of Green Mountain Power shares on the expiration date for the offer, as reported on the New York Stock Exchange, if such closing price is greater than the price you designated above, or, if the closing price is not an available option under this offer, the price you elect will be adjusted to the next highest available price that is not less than the closing price on the expiration date. If the closing price for shares of Green Mountain Power Shares common stock on the expiration date is higher than $21.00 per share, none of the Green Mountain Power shares allocated to your account will be sold. The Retirement Board may also direct that the tender be canceled, if necessary, to comply with applicable law.

--------------------------------------------------------------------------------
                               CONDITIONAL TENDER

You may condition your tender of shares on Green Mountain Power purchasing a specified minimum percentage of your tendered shares, all as described in
Section 6 of the Offer to Purchase. Unless the minimum percentage of shares you indicate below is purchased by Green Mountain Power in the offer, none of the shares you tendered will be purchased. It is your responsibility to determine the minimum percentage of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum percentage of shares specified, your tender will be deemed unconditional.

|_| The minimum percentage of shares that must be purchased, if any are purchased, is: ______ %.

If because of proration, the minimum percentage of shares that you designated above will not be purchased, Green Mountain Power may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

|_|   The tendered shares represent all shares held by me.
--------------------------------------------------------------------------------

Date: ______________________, 2002

                                             -----------------------------------
                                             (Signature of Participant)

Return this form to Mellon Investor Services at:

Attn.:   Reorganization Department
         P.O. Box 3301
         South Hackensack, New Jersey 07606

The Information Agent for this tender offer is Mellon Investor Services LLC. All questions regarding the tender offer should be directed to Mellon Investor Services LLC at 1-800-858-0985.